EXHIBIT 3.02






                          ML WINTON FUTURESACCESS LLC






                           LIMITED LIABILITY COMPANY
                              OPERATING AGREEMENT



                        -------------------------------


THE UNITS OF LIMITED LIABILITY COMPANY INTEREST CREATED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER APPLICABLE SECURITIES LAWS.

                        -------------------------------








                   Merrill Lynch Alternative Investments LLC

                                    Manager


                         DATED AS OF OCTOBER 31, 2004





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ML WINTON FUTURESACCESS LLC
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
--------------------------------------------------------------------------------------------

TABLE OF CONTENTS

ARTICLE I ORGANIZATION

   SECTION 1.01. OBJECTIVES AND PURPOSES................................................1

   SECTION 1.02. APPOINTMENT OF THE TRADING ADVISOR; INVESTMENT OF CASH RESERVES........2

   SECTION 1.03. FISCAL YEAR; ACCOUNTING PERIODS........................................2

   SECTION 1.04. REGISTERED AGENT AND OFFICE; PRINCIPAL OFFICE..........................3

   SECTION 1.05. DURATION OF THIS FUND..................................................3

   SECTION 1.06. ASSIGNABILITY OF UNITS; SUBSTITUTED INVESTORS; LIMITED ASSIGNABILITY
         OF THE MANAGER'S INTEREST......................................................3

   SECTION 1.07. LIABILITY OF INVESTORS.................................................4

ARTICLE II CAPITAL AND TAX ALLOCATIONS

   SECTION 2.01. CAPITAL CONTRIBUTIONS..................................................4

   SECTION 2.02. OPENING CAPITAL ACCOUNTS...............................................6

   SECTION 2.03. FINANCIAL ALLOCATIONS AMONG THE UNITS..................................6

   SECTION 2.04. NET ASSET VALUE........................................................6

   SECTION 2.05. SPONSOR'S FEES; MANAGEMENT AND PERFORMANCE FEES; TRANSACTION COSTS;
         OPERATING EXPENSES.............................................................7

   SECTION 2.06. ALLOCATION OF PROFITS AND LOSSES FOR FINANCIAL PURPOSES................8

   SECTION 2.07. ALLOCATION OF PROFITS AND LOSSES FOR INCOME TAX PURPOSES...............9

   SECTION 2.08. CHARGEBACKS TO CURRENT OR FORMER INVESTORS............................10

   SECTION 2.09. PROCESSING OF SUBSCRIPTIONS...........................................11

   SECTION 2.10. VALUATION OF ASSETS...................................................11

   SECTION 2.11. USE OF ESTIMATES......................................................12

   SECTION 2.12. ACCOUNTING PRACTICES..................................................12

ARTICLE III PARTICIPATION IN FUTURESACCESS FUND PROPERTY; REDEMPTIONS AND DISTRIBUTIONS

   SECTION 3.01. NO UNDIVIDED INTERESTS IN FUTURESACCESS FUND PROPERTY.................12

   SECTION 3.02. REDEMPTIONS OF UNITS; EXCHANGES.......................................12

   SECTION 3.03. WITHDRAWALS OF CAPITAL BY THE MANAGER.................................13


                                      A-i
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TABLE OF CONTENTS (cont.)

   SECTION 3.04. MANDATORY REDEMPTIONS.................................................13

   SECTION 3.05. MANDATORY REDEMPTIONS TO PAY TAXES....................................14

   SECTION 3.06. DISTRIBUTIONS.........................................................14

   SECTION 3.07. FORM OF DISTRIBUTION AND REDEMPTION PAYMENTS..........................14

   SECTION 3.08. REMOVAL OF THE MANAGER................................................14

ARTICLE IV WITHDRAWAL OF THE MANAGER AND INVESTORS

   SECTION 4.01. WITHDRAWAL OF THE MANAGER.............................................14

   SECTION 4.02. WITHDRAWAL OF AN INVESTOR.............................................14

   SECTION 4.03. STATUS AFTER WITHDRAWAL...............................................14

ARTICLE V MANAGEMENT

   SECTION 5.01. AUTHORITY OF THE MANAGER..............................................14

   SECTION 5.02. SERVICE PROVIDERS; INVESTMENTS; ACCOUNTS..............................15

   SECTION 5.03. ACTIVITIES OF THE MANAGER PARTIES.....................................15

   SECTION 5.04. SERVICES TO THIS FUND.................................................15

   SECTION 5.05. INTERESTED PARTIES....................................................16

   SECTION 5.06. EXCULPATION...........................................................16

   SECTION 5.07. INDEMNIFICATION.......................................................16

   SECTION 5.08. INVESTORS' TRANSACTIONS...............................................16

   SECTION 5.09. RELIANCE BY THIRD PARTIES.............................................16

   SECTION 5.10. REGISTRATION OF ASSETS................................................17

   SECTION 5.11. LIMITATION ON AUTHORITY OF THE MANAGER................................17

ARTICLE VI ADMISSION OF INVESTORS

   SECTION 6.01. PROCEDURE AS TO NEW INVESTORS.........................................17

   SECTION 6.02. PROCEDURE AS TO NEW MANAGERS..........................................17

ARTICLE VII BOOKS OF ACCOUNT; AUDITS; REPORTS TO INVESTORS

   SECTION 7.01. BOOKS OF ACCOUNT......................................................17

   SECTION 7.02. ANNUAL AUDIT..........................................................17

   SECTION 7.03. INTERIM REPORTS.......................................................18

ARTICLE VIII CONFLICTS OF INTEREST

   SECTION 8.01. INVESTORS' CONSENT....................................................18


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TABLE OF CONTENTS (cont.)

ARTICLE IX DISSOLUTION AND WINDING UP OF THIS FUND

   SECTION 9.01. EVENTS OF DISSOLUTION.................................................18

   SECTION 9.02. DISSOLUTION...........................................................19

ARTICLE X MISCELLANEOUS PROVISIONS

   SECTION 10.01. INVESTORS NOT TO CONTROL.............................................19

   SECTION 10.02. POWER OF ATTORNEY....................................................19

   SECTION 10.03. AMENDMENTS; CONSENTS.................................................19

   SECTION 10.04. NOTICES..............................................................20

   SECTION 10.05. LEGAL EFFECT; MANNER OF EXECUTION....................................20

   SECTION 10.06. GOVERNING LAW........................................................20

   SECTION 10.07. CONSENT TO JURISDICTION..............................................21

   SECTION 10.08. "TAX MATTERS PARTNER"; TAX ELECTIONS.................................21

   SECTION 10.09. DETERMINATION OF MATTERS NOT PROVIDED FOR IN THIS AGREEMENT..........21

   SECTION 10.10. NO PUBLICITY.........................................................21

   SECTION 10.11. SURVIVAL.............................................................21

   SECTION 10.12. WAIVERS..............................................................21

   SECTION 10.13. VOTING RIGHTS........................................................21

   SECTION 10.14. ISSUANCE OF DIFFERENT CLASSES........................................21

   SECTION 10.15. COMPLIANCE WITH THE INVESTMENT ADVISERS ACT OF 1940; SECURITIES
         LAWS..........................................................................21


------------------

TESTIMONIUM
SIGNATURES

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                                     A-iii
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                          ML WINTON FUTURESACCESS LLC
                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT ("Agreement") by and among Merrill Lynch Alternative Investments LLC, a Delaware limited liability company (the "Manager"), and those persons who shall invest in the units of limited liability company interest ("Units") created hereby -- Class A, Class C, Class D and Class I -- and shall execute this Agreement, by power-of-attorney, as members (such members being hereinafter sometimes referred to collectively as "Investors"; provided, that for purposes of voting, Units held by the Manager shall not be considered to be held by an Investor).

WHEREAS, the parties hereto desire to form a limited liability company, ML Winton FuturesAccess LLC (the "Fund"), under the provisions of the Delaware Limited Liability Company Act (the "Act"), which shall be one of the funds included in the Merrill Lynch FuturesAccessSM Program (the "Program"); such other funds to be hereinafter sometimes referred to as "FuturesAccess Funds").

WHEREAS, in addition to the Program, the Manager also sponsors the HedgeAccessSM Program (the "HedgeAccess Program") of private investment funds concentrating on securities, rather than futures and forward, trading (such funds being hereinafter referred to as "HedgeAccess Funds").

WHEREAS, the parties hereby desire to set forth the terms pursuant to which this Fund shall be governed.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                 ORGANIZATION

SECTION 1.01.  FUND NAME

      (a) The name of this Fund is ML Winton FuturesAccess LLC, or such other name as the Manager shall from time to time determine.

SECTION 1.02.  OBJECTIVES AND PURPOSES.

      (a)   This Fund shall have the following objectives and purposes:

            (i) to retain Winton Capital Management Limited (the "Trading Advisor") as a professional trading advisor to manage this Fund's speculative trading in the futures, forward, options and other markets as described in the Part One (A) Confidential Program Disclosure Document: FuturesAccessSM Program General Information, the Part One (B) Confidential Program Disclosure Document: Trading Advisor Information and the Confidential Program Disclosure Document Part Two:
                   Statement of Additional Information (collectively, the "Confidential Program Disclosure Document");

            (ii) to maintain such futures brokerage, forward dealing and other counterparty accounts, as well as such cash reserves as the Manager may from time to time deem to be appropriate and to invest and manage all such cash reserves; and

            (iii) to engage in any other lawful act or activity within and without the United States for which limited liability companies may be organized under the laws of the State of Delaware.



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ML Winton FuturesAccess  LLC
Limited Liability Company Operating Agreement


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      (b)   This Fund, and the Manager on behalf of this Fund, shall have the power to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as may be necessary or advisable to the carrying out of the foregoing purposes, including, without limitation, the power:

            (i) to trade futures, forwards, options and other instruments, on margin and otherwise;

            (ii) to borrow money from banks or brokers, and to secure the payment of any obligations of this Fund by hypothecation or pledge of all or part of the assets of this Fund;

            (iii) to exercise, as applicable, all rights, powers, privileges and other incidents of ownership or possession with respect to the assets of this Fund;

            (iv) to open, maintain and close bank, brokerage and other accounts;

            (v) to prepare and file all tax returns required of this Fund and make any election or determination on behalf of this Fund in connection therewith or as otherwise required or permitted by applicable tax laws;

            (vi) to bring, defend, compromise and settle legal actions or other claims on behalf of this Fund;

            (vii) to maintain insurance on behalf of this Fund, including indemnification insurance; or

            (viii) to take any and all such actions as the Manager may deem to be necessary or advisable in connection with the foregoing.

SECTION 1.03. APPOINTMENT OF THE TRADING ADVISOR; INVESTMENT OF CASH RESERVES. The Manager shall appoint the Trading Advisor to have discretionary authority over this Fund's trading and investing as described in the Confidential Program Disclosure Document. This Fund may execute transactions in commodity interests, currency interests, swap agreements, securities and any other manner of instruments, on either a principal or an agency basis, with or through affiliates of the Manager (the Manager and such affiliates being hereafter referred to as "Merrill Lynch") or third parties. The sole clearing broker and the principal forward trading counterparty for this Fund shall be Merrill Lynch unless the Manager otherwise determines.

This Fund shall deposit all or substantially all of this Fund's capital with Merrill Lynch or any other clearing brokers selected by the Manager pursuant to the arrangements described in the Confidential Program Disclosure Document, all Investors acknowledging that Merrill Lynch will not only receive futures brokerage commissions and bid-ask spreads from this Fund but also will retain significant economic benefits from the possession of this Fund's assets (in addition to the interest which Merrill Lynch will credit to this Fund's account). In addition, the Manager may maintain this Fund's assets in deposit or similar accounts with one or more affiliates of the Manager, which affiliates may benefit from the possession of such assets, as well as with unaffiliated entities. The interest paid by such affiliated and unaffiliated entities on this Fund's cash so invested will be paid to this Fund. However, neither the Manager nor any of its affiliates (or any third parties) will be obligated to account to this Fund or any Investor for any additional economic benefits which the Manager or any such affiliate may derive from possession of this Fund's assets.

SECTION 1.04. FISCAL YEAR; ACCOUNTING PERIODS. The fiscal year of this Fund shall end on each December 31. This Fund's accounting periods ("Accounting Periods"), as of the end of each of which increases and decreases in this Fund's Net Assets shall be calculated and reflected in the Net Asset Value of the Units issued by this Fund, shall commence: (i) as of the day that this Fund first begins operations; (ii) as of the day that any Unit is issued;
(iii) as of the day immediately following any redemption of Units or withdrawal from an Investor's Capital Account; (iv) as of the beginning of each calendar month; and (v) as of such other day as the Manager may determine. An Accounting Period shall end on the day immediately preceding the beginning of the next Accounting Period.


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ML Winton FuturesAccess  LLC
Limited Liability Company Operating Agreement


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SECTION 1.05. REGISTERED AGENT AND OFFICE; PRINCIPAL OFFICE. This Fund
shall maintain in the State of Delaware a registered agent and office. The identity and location of said registered agent and office shall be determined by the Manager, and may be changed from time to time in the discretion of the Manager.

The initial registered office of this Fund in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

The principal office of this Fund shall be located at the offices of the Manager, Princeton Corporate Campus, 800 Scudders Mill Road, Section 2G, Plainsboro, New Jersey 08536, or such other place as the Manager may designate from time to time.

SECTION 1.06. DURATION OF THIS FUND. The term of this Fund commenced as of the date its Certificate of Formation was filed with the Secretary of State of the State of Delaware, and shall continue until terminated by the dissolution and winding up of this Fund as hereinafter provided.

SECTION 1.07. ASSIGNABILITY OF UNITS; SUBSTITUTED INVESTORS; LIMITED ASSIGNABILITY OF THE MANAGER'S INTEREST.

      (a) Each Investor and any assignee expressly agrees that he or she (i) is purchasing Units for investment and not with a view to the assignment, transfer or disposition of any part of such Units and
            (ii) will not assign, transfer or otherwise dispose of, by gift or otherwise, any of such Units or any part or all of his or her right, title and interest in the capital or profits of this Fund without giving written notice of the assignment, transfer or disposition to the Manager, which notice shall include evidence satisfactory to the Manager that the proposed assignment, transfer or disposition is exempt from registration under the Securities Act of 1933. If an assignment, transfer or disposition occurs by reason of the death of an Investor or assignee, such written notice may be given by the duly authorized representative of the estate of the Investor or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the Manager. The written notice required by this
            Section 1.07(a) shall specify the name and address of the assignee and the proposed date of assignment, shall include a statement by the assignee that he or she agrees to give the above-described written notice to the Manager upon any subsequent assignment, shall include such other information or be accompanied by such additional documentation as the Manager may reasonably request, shall be signed by the assignor and assignee and shall not contain any terms inconsistent with this Agreement. The Manager may waive receipt of the above-described notice or waive any defect therein. No assignee, except upon consent of the Manager, may become a substituted Investor nor will the estate or any beneficiary of a deceased Investor or assignee have any right to withdraw any capital or profits from this Fund except by redemption of Units or upon termination or dissolution of this Fund. A substituted Investor shall have all the rights and powers and shall be subject to all the restrictions and liabilities of his or her assignor except as described in the Act. Each Investor agrees that with the consent of the Manager any assignee may become a substituted Investor without the further act or consent of any Investor. Each Investor agrees that he or she has no right to consent to and will not consent to any person's or entity's becoming a substituted Investor, except as set forth in the preceding sentence. If the Manager withholds consent, an assignee shall not become a substituted Investor and shall not have any of the rights of an Investor, except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his or her assignor would otherwise have been entitled and shall remain subject to the other terms of this Agreement binding against Investors. An assigning Investor shall remain liable to this Fund as provided in the Act, regardless of whether his or her assignee becomes a substituted Investor.

      (b) The Manager may not assign, encumber, pledge, hypothecate or otherwise transfer all or any portion of its manager's interest in this Fund; provided, that the Manager may assign such interest to an affiliate of the Manager upon notice (which need not be prior notice) to the Investors or in connection with the sale or transfer of all or a material portion of the Manager's equity or assets. See Sections 4.01 and 6.02.


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ML Winton FuturesAccess  LLC
Limited Liability Company Operating Agreement


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SECTION 1.08.  LIABILITY OF INVESTORS.

      (a) Nothing herein shall require the Manager to maintain any minimum net worth or shall make any person associated with the Manager individually liable for any debt, liability or obligation of this Fund or of the Manager, and neither shall the Manager have any obligation to restore any negative balance in any Investor's or in the Manager's Capital Account.

      (b) Except as provided in Section 2.08 (providing for chargebacks to current or former Investors), an Investor shall be liable for the repayment, satisfaction and discharge of debts, liabilities and obligations of this Fund only to the extent of such Investor's investment in this Fund and not in excess thereof.

      (c) No Investor shall have any obligation to restore any negative balance in such Investor's Capital Account, and neither shall the Manager have any obligation to restore any negative balance in any Investor's or in the Manager's Capital Account.

                                  ARTICLE II
                          CAPITAL AND TAX ALLOCATIONS

SECTION 2.01. CAPITAL CONTRIBUTIONS. All Capital Contributions to this Fund shall be made in cash. Capital Contributions may be made in such amounts, and at such times, as the Manager may determine. The Manager may permit smaller initial or subsequent Capital Contributions for certain Investors without entitling any other Investor the ability to make smaller initial or subsequent Capital Contributions.

Investors will receive Units in return for their Capital Contributions. Each Class of Units shall initially be issued at $1.00 per Unit, and thereafter at Net Asset Value.

The Manager may, but need not, make Capital Contributions as of any date that any Units are issued.

Sales commissions will be deducted from Class A, Class D and Class I subscriptions as described in the Confidential Program Disclosure Document, and the net amount of such subscriptions invested in the Units. The Manager may waive or reduce sales commissions for certain Investors without entitling any other Investor to any such waiver or reduction.

Subscriptions made to class A units issued by HedgeAccess Funds may be combined with Class A Unit subscriptions to FuturesAccess Funds in determining the level of Class A sales commissions.

Fractional Units shall not be issued to Investors (but may be issued to the Manager). Investors' subscriptions shall be used to purchase the largest whole number of Units of the appropriate Class possible. Any subscription amount which cannot be used to purchase whole Units will be credited (in cash) to Investors' customer securities accounts.

The Units shall be issued in four Classes -- Class A Units, Class C Units, Class D Units and Class I Units.

There is no minimum number of Units of any Class which must be subscribed for in order for that Class to be issued. Units of a new Class may be issued in the Manager's sole discretion.

If, immediately after a new or existing Investor subscribes for Units, such Investor's aggregate subscriptions to the Program (including the current subscription) total $5,000,000 or more, the entire new subscription will be invested in Class I Units. The Investor's existing Units (if any) will not be converted from Class A or Class C (as the case may be) to Class I Units, but any subsequent subscription or exchange made by such Investor will be for Class I Units.

If an Investor makes a single subscription to any one FuturesAccess Fund of $5,000,000 or more, the Investor shall receive Class D Units in that FuturesAccess Fund. If an Investor has previously subscribed for less than $5,000,000 to a FuturesAccess Fund and then submits an additional subscription or subscriptions (including exchanges) to that FuturesAccess Fund which brings his or her aggregate subscriptions and exchanges in that FuturesAccess Fund over the


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ML Winton FuturesAccess  LLC
Limited Liability Company Operating Agreement


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$5,000,000 threshold, the entire new subscription or exchange will be invested in Class D Units. The Investor's existing Units in that FuturesAccess Fund will not be converted to Class D Units, but all subsequent subscriptions and exchanges by such Investor into the same FuturesAccess Fund will be for Class
D Units. Notwithstanding the fact that an Investor has submitted aggregate subscriptions to a FuturesAccess Fund equal to $5,000,000 or more, if that Investor invests or exchanges into other FuturesAccess Funds and such Investor's aggregate subscriptions and exchanges into any such FuturesAccess Funds total less than $5,000,000, then such Investor will not receive Class D Units in such FuturesAccess Fund.

If an Investor subscribes for a total of $15,000,000 or more in the aggregate to any number of FuturesAccess Funds, whether or not such Investor's aggregate subscriptions and exchanges into any one FuturesAccess Fund total $5,000,000, such Investor will receive Class D Units in all such FuturesAccess Funds. Investors who also participate in the HedgeAccess Program may combine their investments in both FuturesAccess Funds and HedgeAccess Funds for purposes of determining whether such $15,000,000 in aggregate investments has been made. If the Investor has previously invested less than $15,000,000 in the Program and then submits an additional subscription or subscriptions which bring his or her aggregate subscriptions over the $15,000,000 threshold, the entire new subscription will be invested in Class D Units. The Investor's existing Units of any other Class will not be converted to Class D Units, but all subsequent subscriptions or exchanges made by such Investor will be for Class D Units.

Subscriptions made to all FuturesAccess Funds will be aggregated for purposes of determining whether an Investor is eligible to invest in Class D or Class I Units.

Subscriptions to the HedgeAccess Program may be combined with subscriptions to the Program for purposes of determining whether an Investor is eligible to invest in Class D or Class I Units.

Redemptions are not netted against subscriptions for purposes of determining Class D or Class I Unit eligibility.

Once an Investor has become eligible to invest in Class D or Class I Units, such Investor will not lose such eligibility as a result of redemptions; provided, that if an Investor withdraws entirely from the Program (and the HedgeAccess Program, if the Investor is participating in the HedgeAccess Program) and subsequently reinvests, such Investor's Class D and/or Class I Unit eligibility will be determined from the date of such reinvestment as if such Investor had never previously participated in the Program.

Merrill Lynch officers and employees may invest in Class I Units without regard to the $5,000,000 minimum subscription requirement.

Certain Merrill Lynch clients may invest in Class I Units on somewhat different terms than those available to Investors.

Once the initial Units have been sold, there will be no minimum dollar amount of Units which must be sold in order for additional Units to be issued as of the beginning of any calendar month. All Units will, however, be issued solely in the Manager's discretion, irrespective of how many subscriptions are received.

The amount of each Investor's Capital Contribution shall be set forth in such Investor's FuturesAccess Program Subscription and Exchange Agreement Signature Page. A FuturesAccess Program Subscription and Exchange Agreement and a FuturesAccess Program Subscription and Exchange Agreement Signature Page must be completed and accepted by the Manager prior to an Investor's initial Capital Contribution if such Investor is not already an investor in the Program. When an existing investor in the Program makes a Capital Contribution, a FuturesAccess Program Subscription and Exchange Agreement Signature Page must be submitted, but a FuturesAccess Program Subscription and Exchange Agreement need not be, unless the Manager so requests.

The aggregate of all Capital Contributions shall be available to this Fund to carry out its objectives and purposes.

No Investor shall be obligated to make any additional Capital Contributions, except as provided in Section 2.08.

No provision of this Agreement shall be construed as guaranteeing the return, by any Manager Party or this Fund, of all or any part of the Capital Contribution(s) of any Investor.


                                      A-5

ML Winton FuturesAccess  LLC
Limited Liability Company Operating Agreement


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SECTION 2.02.  OPENING CAPITAL ACCOUNTS.

      (a) There shall be established for each Unit of each Class on the books of this Fund, as of the first day of each Accounting Period, an Opening Capital Account which, for the Accounting Period as of the beginning of which such Unit is issued, shall be the Capital Contribution made in respect of such Unit and which, for each Accounting Period thereafter, shall be an amount equal to the Closing Capital Account (determined as set forth in Section 2.06) attributable to such Unit for the immediately preceding Accounting Period.

      (b) The Manager may, but shall not be required to, make Capital Contributions to this Fund from time to time as new Units are issued, which shall be accounted for on a Unit-equivalent basis and shall participate in the profits and losses of the Units on the same basis as the Capital Accounts of the Class I Units.

      (c) For all purposes of this Agreement, references to Units shall be deemed to include the Manager's Capital Account on a Unit-equivalent basis (unless the context otherwise requires or the reference is made explicit for greater certainty).

SECTION 2.03. FINANCIAL ALLOCATIONS AMONG THE UNITS. The net profits and losses are allocated to each Class as provided in Section 2.06 and shall be allocated equally among the Units of such Class. All Units of the same Class shall have the same Net Asset Value.

SECTION 2.04. NET ASSET VALUE. For the purposes of this Agreement, unless the context otherwise requires, "Net Assets" and "Net Asset Value" shall mean assets less liabilities. For purposes of determining Opening Capital Accounts, Net Asset Value shall be determined as of the beginning of, and for purposes of determining Closing Capital Accounts, Net Asset Value will be determined as of the close of business on the relevant valuation date.

      (a)   The assets of this Fund shall include:

            (i) all cash on hand or on deposit in bank or other interest-bearing accounts, including any interest accrued thereon;

            (ii) any accrued gains on open positions which have not been settled by crediting this Fund's account, as valued pursuant to Section 2.10;

            (iii)  all bills, demand notes and accounts receivable;

            (iv) all securities (including, without limitation, money-market funds, Treasury bills and other short-term, interest-bearing instruments), commodity interests, currency interests, swap agreements and all other instruments owned or contracted for by this Fund;

            (v) all interest accrued on any interest-bearing securities owned by this Fund except to the extent that the same is included or reflected in the valuation of such securities; and

            (vi) all other assets of every kind and nature, including prepaid expenses.

      (b) The liabilities of this Fund shall be deemed to include the following (provided, however, that in determining the amount of such liabilities, this Fund may calculate expenses of a regular or recurring nature for any given period on an estimated basis in advance, and may accrue the same in such manner as the Manager may deem appropriate over such period):

            (i) any accrued losses on open positions which have not been settled by debiting this Fund's account, as valued pursuant to Section 2.10;

            (ii)   all bills and accounts payable;


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ML Winton FuturesAccess  LLC
Limited Liability Company Operating Agreement

            (iii)  all expenses accrued, reimbursable or payable; and

            (iv) all other liabilities, present or future, including such reserves as the Manager may (as contemplated by Section 2.04(g)), deem advisable.

      (c) The Management, Performance and Sponsor's Fees shall be determined, and Units' Capital Accounts correspondingly reduced, after the allocation of the other components of Net Asset Value, as described above.

      (d) Operating expenses shall be allocated among the Units pro rata based on their respective Net Asset Values as of the beginning of the month.

      (e) Extraordinary costs, if any, shall be allocated as incurred in such manner as the Manager may deem to be fair and equitable.

      (f) Organizational and initial offering costs shall be deducted from Net Asset Value in installments as of the end of each of the first 60 calendar months after the initial issuance of the Units, as contemplated by Section 2.05(b) (for financial and performance reporting purposes, all such costs must be deducted from Net Asset Value as of the date of such initial issuance).

      (g) All Investors, by becoming party to this Agreement, hereby agree and consent to the Manager's authority to establish whatever reserves the Manager may determine to be appropriate in order to cover losses, contingencies, liabilities, uncertain valuations and other factors. Any such reserves shall, unless the Manager determines that such reserves are properly attributable to certain but less than all outstanding Units, reduce the Net Asset Value of the Units of each Class pro rata based on their respective Net Asset Values, after reduction for accrued Sponsor's Fees, operating expenses and extraordinary expenses until such time, if any, as such reserves are reversed. Reserves, when reversed, shall be similarly allocated among the Units then outstanding pro rata based on their respective Net Asset Value (irrespective of whether such Units were outstanding when the reserves were established).

      (h) The Manager may suspend the calculation of Net Asset Value during any period for which the Manager is unable to value a material portion of this Funds' positions. The Manager will give notice of any such suspension to all Investors.

SECTION 2.05. SPONSOR'S FEES; MANAGEMENT AND PERFORMANCE FEES; TRANSACTION COSTS; OPERATING EXPENSES.

      (a) The Manager shall receive monthly Sponsor's Fees, payable in arrears of 1/12 of 1.50%, 2.50%, 0% and 1.10%, respectively, of the aggregate Net Asset Value of the Class A, Class C, Class D and Class I Units, in each case as of the close of business (as determined by the Manager) on the last business day of each calendar month (Net Asset Value for purposes of calculating the Sponsor's Fees shall not be reduced by the accrued Sponsor's Fees being calculated). The Sponsor's Fees shall be accrued monthly. The Manager may waive or reduce Sponsor's Fees for certain Investors without entitling any other Investor to any such waiver or reduction.

      (b) This Fund shall reimburse the Manager for the organizational and initial offering costs incurred by this Fund in respect of the initial offering of the Units (of all Classes combined) in installments as of the end of each of the first 60 calendar months of this Fund's operation, beginning with the end of the first calendar month after the initial issuance of the Units. This Fund shall expense such costs over the same 60-month schedule. If this Fund dissolves prior to the end of such 60 calendar-month period, any remaining reimbursement obligation with respect to organizational and initial offering costs shall be eliminated.

      (c) The Sponsor's Fees, as well as operating expenses due to the Manager (including: organizational and initial offering costs; ongoing offering costs; administrative, custody, transfer, exchange and redemption


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            processing, legal, regulatory, filing, tax, audit, escrow, accounting and printing costs; and extraordinary expenses), shall be debited by the Manager directly from this Fund's account and paid to the Manager, where appropriate, as if to a third party, not credited to the Manager's Capital Account.

      (d) This Fund shall pay all transaction costs (including futures brokerage commissions and bid-ask spreads as well as interest on foreign currency borrowings), as well as all Management and Performance Fees, as incurred.

      (e) The Sponsor's Fees, but not organizational and initial offering costs reimbursement payments, shall be appropriately pro rated in the case of partial calendar months.

      (f) This Fund shall pay all expenses, including administrative and ongoing offering costs, as well as any extraordinary expenses, incurred in its operations (including the expenses of any services provided by the Manager, other than in its capacity as Manager, or its affiliates); provided, that this Fund shall not pay any allocable Manager overhead.

      (g) The Manager retains outside service providers to supply tax reporting, custody and accounting services to the Program. This Fund's operating costs will include this Fund's allocable share of the fees and expenses of such service providers, as well as the fees and expenses of any Merrill Lynch entity which may provide such (or other) services in the future.

      (h) The Capital Account of the Manager (if any) shall not be subject to Sponsor's Fees.

SECTION 2.06. ALLOCATION OF PROFITS AND LOSSES FOR FINANCIAL PURPOSES. As of the end of each Accounting Period and before giving effect to any redemptions then being made, the Closing Capital Account of each Class shall be determined by adjusting the Opening Capital Account of each such Class as of the beginning of such Accounting Period in the following manner:

      (a) Any increase or decrease in the Net Asset Value of this Fund, after deduction of all Management and Performance Fees, transaction costs and operating expenses, but prior to accrual of the Sponsor's Fees, during such Accounting Period shall be credited pro rata, without any order or priority, among: (i) each Class of Units; and (ii) the Manager's Capital Account, if any, based in each case on the aggregate Opening Capital Accounts attributable to each such Class of Units and the Manager's Capital Account; provided that any amounts received by this Fund from the Trading Advisor for payment to the Manager shall be allocated to the Capital Account of the Manager. Extraordinary expenses shall be allocated as the Manager may determine.

      (b) If the Closing Capital Account per Unit of any Class is reduced to zero, any further decrease in the Net Asset Value per Unit shall be allocated to the Manager's Capital Account, if any.

      (c) The Sponsor's Fee shall be debited from each Class, in each case after the Section 2.06(a) and (b) allocations are made.

      (d) The Net Assets of each Class shall be divided equally among all Units of such Class.




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SECTION 2.07.  ALLOCATION OF PROFITS AND LOSSES FOR INCOME TAX PURPOSES.

      (a) A Tax Account shall be established for each Unit of each Class. The Tax Accounts of all outstanding Units shall initially be equal to each Unit's net purchase price (reduced by any sales commissions), subsequently increased by such Unit's share of the taxable and tax-exempt income of this Fund and decreased by such Unit's share of the items of loss or expense and nondeductible items of loss or expense of this Fund, as well as by any distributions.

      (b) For federal income tax purposes, items of ordinary income and loss, capital gain and capital loss shall, unless the Manager believes that doing so would not equitably reflect the economic experience of the Units, be allocated as of December 31 of each year among the Units, in the following order and priority:

            (i) Items of ordinary income and deduction generated by this Fund shall be allocated pro rata among the Units which were outstanding during the months in such year when such items of ordinary income and deductions accrued.

            (ii) Gains will be allocated FIRST, to Investors who have redeemed Units during such year (including as of December
                   31), to the extent of the positive difference (if any) between the amounts received or receivable upon redemption and the respective Tax Account balances of the redeemed Units. SECOND, gains will be allocated to Investors to the extent of the positive difference (if any) between the Capital Account balances and the Tax Account balances attributable to their remaining Units. THIRD, gains will be allocated among all outstanding Units based on their respective Net Asset Values.

            (iii) Losses shall be allocated FIRST, to Investors who have redeemed Units during such year (including as of December
                   31) to the extent of the negative difference (if any) between the amounts received or receivable upon redemption and the respective Tax Account balances of the redeemed Units. SECOND, losses shall be allocated to Investors to the extent of the negative difference (if any) between the Capital Account balances and Tax Account balances attributable to their Units. THIRD, losses shall be allocated among all outstanding Units based on their respective Net Asset Values.

            (iv) In the case of each of the FIRST and SECOND allocation levels described above, if there is insufficient gain or loss to make the complete allocation required at such level, the allocation will be made pro rata among all Units which are subject to an allocation at such level based on the respective amounts which would have been allocated had a complete allocation been possible.

            (v) Management, Performance and Sponsor's Fees, as well as the operating expenses (in each case as adjusted to reflect the non-deductibility of all or a portion of such Sponsor's Fees and operating expenses) and extraordinary expenses, shall be allocated, for tax purposes, to the Tax Accounts of the Units based on the amount of the foregoing actually debited from the Units' respective Capital Accounts.

            (vi) Items of ordinary income and/or gain attributable to amounts received by this Fund from the Trading Advisor for payment to the Manager shall be specially allocated to the Manager.

      (c) The character of items of income, gain, loss or deduction (ordinary, short-term and long-term) and of the items required to be separately stated by Section 702(a) of the Code shall be allocated to the Investors pursuant to this Section 2.07 so as equitably to reflect, without discrimination or preference among Investors, the amounts credited or debited to the Units' respective Capital Accounts pursuant to Section 2.06.

      (d) In the case of Units which are transferred during a fiscal year, the tax allocations shall be made to such Units as provided above. The Tax Items so allocated will then be divided among the transferor(s) and the


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


            transferee(s) based on the number of months during such year that each held the Units or in such other manner as the Manager may deem equitable.

      (e) Having in mind the principles of the allocations set forth above in this Section 2.07 (to which all Investors consent by becoming Investors), the Manager may nevertheless make such allocations of items of ordinary income and gain, any items required to be separately stated by Section 702(a) of the Code, ordinary deduction and loss as the Manager may deem fair and equitable -- even if not consistent with the foregoing allocations -- in order to cause the Tax Items allocated to the Investors, respectively, better to take into account (as determined by the Manager) the Units' respective Opening Capital Accounts and distributive shares of net profit and net loss, any entry of new Investors, any redemptions, any differences between income for tax purposes and for Net Asset Value purposes, the differences between the Classes of Units and any other special circumstances which may arise; provided, however, that no such allocation by the Manager shall discriminate unfairly against any Investor; and provided further, that the Manager shall be under no obligation whatsoever to deviate from the allocations set forth above.

      (f) This Fund may allocate Tax Items on a gross rather than a net basis (and may do so in respect of certain but less than all fiscal years).

      (g) Allocations pursuant to this Section 2.07 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Units' Capital Account or share of net profits, net losses, other items or distributions.

      (h) The tax allocations set forth in this Section 2.07 are intended to allocate items of this Fund's income, gains, losses and deductions (ordinary, short-term and long-term) in accordance with Sections 704(b) and 704(c) of the Code, and the regulations thereunder, including, without limitation, the requirements set forth therein regarding a "qualified income offset."

      (i) The Manager may make such modifications to this Agreement as the Manager believes may be required to comply with Section 704(c) of the Code and the regulations thereunder.

      (j) In the event that the Manager determines to issue a new Class of Units, the foregoing tax allocations shall be adjusted so as equitably to allocate tax items between or among the different Classes.

SECTION 2.08. CHARGEBACKS TO CURRENT OR FORMER INVESTORS. Each Investor, by subscribing for Units, agrees to repay, irrespective of whether such Investor remains an Investor, to this Fund any amount (including interest at the rate set by the Manager in good faith from the date of any payment of redemption or distribution proceeds to such Investor by this Fund) which the Manager may reasonably determine to be due to this Fund from such Investor as a result, for example, of any claims arising (prior or subsequent to such Investor's withdrawal from this Fund) relating to events or circumstances (whether known or unknown at the time of such Investor's withdrawal) in existence while such Investor was an Investor or, subject to the following paragraph, in the event that the Net Asset Value per Unit (of any Class) at which such Investor was permitted to redeem is later determined to have been overstated or otherwise miscalculated due to circumstances (whether known or unknown at the time of such Investor's redemption) in existence as of the date of redemption. In no event shall any provision of this Section 2.08 require any Investor to repay to this Fund any amounts in excess of the redemption proceeds received by such Investor from, or the amounts distributed to such Investor by, this Fund plus interest thereon as provided above.

In the event that the Manager determines that an amount paid by this Fund to a withdrawn or continuing Investor was less or more than the amount which such Investor was, in fact, entitled to receive, the Manager shall not (unless the Manager otherwise determines) attempt to make appropriate adjusting payments to, or formally request appropriate adjusting payments from, such withdrawn Investor or make retroactive adjustments to such continuing Investor's Capital Account in order to reflect such discrepancy, but shall rather reflect such adjustments in the Accounting Period in which they become known.


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SECTION 2.09.  PROCESSING OF SUBSCRIPTIONS.

      (a) The Manager may admit new Investors to this Fund at such times and upon such notice (if any) as the Manager may determine.

      (b) Pursuant to Securities and Exchange Commission Rule 15c2-4, all subscriptions while held in escrow during the initial offering period pending release to this Fund shall be held by a bank independent of the Manager, its affiliates, and their respective officers, employees, representatives and agents (each, a "Manager Party" and, collectively, the "Manager Parties").

SECTION 2.10. VALUATION OF ASSETS. For all purposes of this Agreement, including, without limitation, the determination of the Net Asset Value per Unit of each Class, the assets of this Fund shall be valued according to the following principles:

      (a) Net Assets of this Fund are its assets less its liabilities determined in accordance with generally accepted accounting principles and as described below. Accrued Performance Fees (as described in the Confidential Program Disclosure Document) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid.

      (b) For the avoidance of doubt, the Manager shall, in general, apply the following principles in valuing this Fund's assets:

            (i) commodity interests and currency interests which are traded on a United States exchange shall be valued at their settlement on the date as of which the values are being determined;

            (ii) commodity interests and currency interests not traded on a United States exchange shall be valued based upon policies established by the Manager, generally based on prices as reported by any reliable source selected by the Manager, consistently applied for each variety of interest;

            (iii) swap agreements shall be valued in the good faith discretion of the Manager based on quotations received from dealers deemed appropriate by the Manager;

            (iv) bank and other interest-bearing accounts, Treasury bills and other short-term, interest-bearing instruments shall be valued at cost plus accrued interest;

            (v) securities which are traded on a national securities exchange shall be valued at their closing price on the date as of which their value is being determined on the national securities exchange on which such securities are principally traded or on a consolidated tape which includes such exchange, whichever shall be selected by the Manager, or, if there is no closing price on such date on such exchange or consolidated tape, at the prior day's closing price;

            (vi) securities not traded on a national securities exchange but traded over-the-counter shall be valued based on prices as reported by any reliable source selected by the Manager;

            (vii) money-market funds shall be valued at their net asset value on the date as of which their value is being determined;

            (viii) if on the date as of which any valuation is being made, the exchange or market herein designated for the valuation of any given assets is not open for business, the basis for valuing such assets shall be such value as the Manager may deem fair and reasonable;

            (ix) all other assets, including securities traded on foreign exchanges, and liabilities shall be valued in the good faith discretion of the Manager, including assets and liabilities for which there is no readily identifiable market value;


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            (x)    the foregoing valuations may be modified by the Manager if and to the extent that it shall determine that modifications are advisable in order better to reflect the true value of any asset; and

            (xi) the Manager may reduce the valuation of any asset by reserves established to reflect losses, as contemplated by
                   Section 2.04(g) and for the avoidance of doubt, contingencies, liabilities, uncertain valuations or other factors, which the Manager determines, reduce, or might reduce, the value of such asset (or of this Fund as a whole in the case of reserves not specifically attributable to any particular asset).

All determinations of value by the Manager shall be final and conclusive as to all Investors, in the absence of manifest error, and the Manager shall be absolutely protected in relying upon valuations furnished to the Manager by third parties, provided that such reliance is in good faith.

The Manager may suspend the calculation of Net Asset Value during any period in which the Manager believes that it is reasonably impracticable to value a material portion of this Fund's assets.

SECTION 2.11. USE OF ESTIMATES. The Manager is authorized to make all Net Asset Value determinations (including, without limitation, for purposes of determining redemption payments and calculating Sponsor's Fees) on the basis of estimated numbers. The Manager shall not (unless the Manager otherwise determines) attempt to make any retroactive adjustments in order to reflect the differences between such estimated and the final numbers, but rather shall reflect such differences in the Accounting Period in which final numbers become available. The Manager also shall not (unless the Manager otherwise determines) revise Sponsor's Fee calculations to reflect differences between estimated and final numbers (including differences which have resulted in economic benefit to a Manager Party).

If, after payment of redemption proceeds, the Manager determines that adjustment to the Net Asset Value of the redeemed Units is necessary, the redeeming Investor (if the Net Asset Value is adjusted upwards) or the remaining Investors (if the Net Asset Value is adjusted downwards) will bear the risk of such adjustment. The redeeming Investor will neither receive further distributions from, nor will it be required to reimburse, this Fund in such circumstances.

SECTION 2.12. ACCOUNTING PRACTICES. All matters concerning Fund accounting practices shall be determined by the Manager on a fair and equitable basis, and all such determinations shall be final and conclusive as to all Investors. However, the Manager shall be under no obligation whatsoever to make any deviations from the allocations set forth in this Article II.

In reporting Net Asset Values to Investors and third parties on an interim basis, the Manager shall be entitled to accrue fees and payments due at the end of a period as if such fee or payment were due (on a pro rata basis, if appropriate) as of the end of an interim period within such period.

                                  ARTICLE III
         PARTICIPATION IN FUND PROPERTY; REDEMPTIONS AND DISTRIBUTIONS

SECTION 3.01. NO UNDIVIDED INTERESTS IN FUND PROPERTY. Each Unit shall represent an interest in this Fund, not an undivided interest in the assets and liabilities of this Fund. The Units shall constitute personal property for all purposes.

SECTION 3.02. REDEMPTIONS OF UNITS; EXCHANGES.

      (a) Timing and Amount of Redemptions. An Investor shall be entitled to redeem as of the end of any calendar month (subject to this Section 3.02) all or part of such Investor's Units, upon giving at least 10 days' written or oral notice. Investors who have Merrill Lynch customer securities accounts may give such notice by contacting their Merrill Lynch Financial Advisor, orally or in writing; Investors who no longer have a Merrill Lynch customer securities account must submit written notice of redemption, with signature guaranteed by a United States bank or broker-dealer, to the Manager.


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      (b)   No Redemption Fees. This Fund shall not charge a redemption fee.

      (c) Payment of Redemptions. The Manager shall cause this Fund to distribute to redeeming Investors the estimated Net Asset Value of the Units redeemed by them generally approximately 10 business days after the effective date of redemption, although there can be no assurance of the timing of such payment.

Units which have been redeemed, but the proceeds of which have not yet been paid, shall nevertheless be deemed to have ceased to be outstanding from the effective date of redemption for all other purposes hereunder.

No interest shall be paid to Investors on redemption proceeds held pending distribution. This Fund shall retain any such interest.

      (d) Suspension of Redemptions. In the event that this Fund suspends the calculation of Net Asset Value, the Manager shall, upon written notice to all affected Investors, suspend any or all redemption requests (as well as any request to exchange Units for units of other funds included in the Program). Any unsatisfied redemption requests shall be suspended until such time as this Fund is able to determine Net Asset Value. All Units subject to suspended redemption requests shall continue to be treated as outstanding for all purposes hereunder, as if no redemption requests relating thereto had been submitted, until the effective date of their suspended redemption. During any period in which this Fund is suspending redemptions, Investors will not be able to exchange Units for units of other FuturesAccess Funds.

If the Manager determines that a portion, but not all, of pending redemption requests can be processed in due course, the requests of all Investors submitting timely redemption requests with respect to any given redemption date shall be satisfied pro rata (based on the aggregate Net Asset Value of the Units requested to be redeemed by all Investors) from such funds as the Manager determines are available for distribution.

In addition to the foregoing provisions of this Section 3.02(d), the Manager may delay or suspend both the payment of redemption proceeds and the effective date of redemptions if the Manager determines that not doing so would have adverse consequences for the non-redeeming Investors.

      (e) Exchanges. Investors may exchange Units for Units in other FuturesAccess Funds as described in the FuturesAccess Program Subscription and Exchange Agreement and Signature Pages thereto, as supplemented and amended from time to time. Any circumstance leading to a delay or suspension of either redemption dates or the receipt of the proceeds of redemptions from this Fund shall have a corresponding effect on Investors' exercise of their Exchange Privileges relating to this Fund.

SECTION 3.03. WITHDRAWALS OF CAPITAL BY THE MANAGER. The Manager may withdraw capital from its Capital Account(s), if any, without notice to the Investors.

SECTION 3.04.  MANDATORY REDEMPTIONS.

      (a) The Manager may mandatorily redeem part or all of the Units held by a particular Investor if the Manager determines that (i) such Investor's continued holding of Units could result in adverse consequences to this Fund, (ii) such Investor has a history of excessive exchanges between different FuturesAccess Funds and/or HedgeAccess Funds that is contrary to the purpose and/or efficient management of the Programs, (iii) such Investor's investment in the Units, or aggregate investment in the FuturesAccess Program, is below the minimum level established by the Manager (including any increase in such minimum level that the Manager may implement in the future), or (iv) for any other reason.

      (b) The Manager will mandatorily redeem all of a FuturesAccess Fund's outstanding Units in the event that the Manager concludes that it is no longer advisable to place client capital with the Trading Advisor or if the amount of assets invested in this Fund declines to a level that the Manager believes makes the continued operation of this Fund impracticable or uneconomical.

      (c) Units mandatorily redeemed shall be redeemed as of the specified month-end without any further action


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            on the part of the affected Investor, and the provisions of
            Sections 3.02 and 3.07 shall apply. In the event that the Manager mandatorily redeems any of an Investor's Units, such Investor shall have the option to redeem all of such Investor's Units as of the date fixed for redemption. Payment of mandatory redemption proceeds shall be made.

SECTION 3.05. MANDATORY REDEMPTIONS TO PAY TAXES. In the event that this
Fund is required to pay or withhold state, local or other taxes with respect to a particular Investor or Investors, this Fund may redeem an appropriate number of such Investor's or Investors' Units as of the end of the Accounting Period immediately following such payment in order to reimburse this Fund for the amount of such payment, together with interest on the amounts so paid at the 91-day Treasury bill rate as in effect as of the beginning of each calendar month, starting with the calendar month in which such payment is made, through the end of such Accounting Period.

SECTION 3.06. DISTRIBUTIONS. This Fund's distributions shall be in the sole discretion of the Manager. No distributions are required.

SECTION 3.07. FORM OF DISTRIBUTION AND REDEMPTION PAYMENTS. No Investor shall have the right to demand or receive any property other than cash upon redemption. Distributions or payouts made to Investors shall be made in cash.

SECTION 3.08. REMOVAL OF THE MANAGER. Upon at least 60 days written notice to the Manager and all Investors in this Fund, the Manager may be required to withdraw as manager of this Fund by a vote of Investors owning not less than 50% of the Units of this Fund. Any such removal shall be effective as of the end of the calendar quarter in which such vote occurs.

                                  ARTICLE IV
                    WITHDRAWAL OF THE MANAGER AND INVESTORS

SECTION 4.01.  WITHDRAWAL OF THE MANAGER.

      (a) The Manager may withdraw from this Fund at any time, without any breach of this Agreement, upon 90 calendar days' written notice to the Investors. Withdrawal of the Manager shall not dissolve this Fund if at the time there is at least one other manager remaining; however, all Investors shall be entitled to redeem their Units, in total and not in part, as of the effective date of any such withdrawal by the Manager, unless an entity affiliated with the Manager remains as a manager of this Fund. Nothing in this Section 4.01(a) shall, however, restrict the Manager from assigning and delegating its rights and obligations under this Agreement to an affiliate of the Manager upon notice (which need not be prior notice) to the Investors or in connection with the sale of all or a material portion of the Manager's equity or assets.

      (b)   Withdrawal of the last remaining manager shall dissolve this Fund.

SECTION 4.02. WITHDRAWAL OF AN INVESTOR. An Investor shall withdraw from this Fund upon redemption of all of such Investor's outstanding Units. Withdrawal of an Investor shall not be a cause for dissolution of this Fund.

SECTION 4.03. STATUS AFTER WITHDRAWAL. Except to the extent provided in
Section 2.08 or Section 7.02, each Investor upon redemption of the last of such Investor's Units shall cease to have any rights under this Agreement.

                                   ARTICLE V
                                  MANAGEMENT

SECTION 5.01.  AUTHORITY OF THE MANAGER.

      (a) The management and operation of this Fund and the determination of its policies shall be vested exclusively in the Manager, and all determinations made by the Manager shall be made (unless otherwise expressly provided) in the Manager's sole and absolute discretion. The Manager shall have the authority and power on behalf and in the name of this Fund to carry out any and all of the objectives and purposes


                                     A-14

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


            of this Fund set forth in Section 1.02, and to perform all acts and enter into and perform all contracts and other undertakings which the Manager may deem necessary or advisable in connection with such objectives and purposes or incidental thereto; provided, that the Trading Advisor shall at all times have discretionary authority over the trading and investing of this Fund.

      (b) The Manager is specifically authorized to manage this Fund's cash flow, pay costs by bank or other borrowings.

SECTION 5.02. SERVICE PROVIDERS; INVESTMENTS; ACCOUNTS. The Manager is hereby authorized and empowered to carry out and implement any and all of the objectives and purposes of this Fund, including and without limiting the generality of the foregoing:

      (a) to place capital under the management of, and withdraw capital from, the discretionary control of the Trading Advisor; provided, that this Fund shall not retain any other Trading Advisor (although the Manager may dissolve this Fund at any time).

      (b) to engage attorneys, accountants, agents and other persons as the Manager may deem necessary or advisable;

      (c) to open, maintain and close accounts, including margin, discretionary and cash management accounts, with brokers, dealers, counterparties or other persons (in each case, including affiliates of the Manager) and to pay the customary fees and charges applicable to transactions in, or the maintenance of, all such accounts;

      (d) to invest in money-market funds (including funds sponsored by affiliates of the Manager), Treasury bills or other short-term, interest-bearing instruments;

      (e) to open, maintain and close bank and other interest-bearing and non-interest-bearing accounts; and

      (f) to enter into, make and perform such contracts, agreements and other undertakings as the Manager may deem necessary, advisable or incidental to the conduct of the business of this Fund.

SECTION 5.03.  ACTIVITIES OF THE MANAGER PARTIES.

      (a) The respective Manager Parties will not devote their full business time, or any material portion of their business time, to this Fund, as each is involved in the management of numerous other client and proprietary accounts. However, the Manager hereby agrees to devote to the objectives and purposes of this Fund such amount of the business time of its officers and employees as the Manager shall deem necessary for the management of the affairs of this Fund; provided, however, that nothing contained in this
            Section 5.03(a) shall preclude any Manager Party from acting as a director, stockholder, officer or employee of any corporation, a trustee of any trust, a partner of any partnership, a manager or member of any other limited liability company or an administrative official of any other business or governmental entity, or from receiving compensation for services rendered thereto, from participating in profits derived from investments in any such entity or from investing in any securities or other property for such person's own account.

      (b) As contemplated by Section 2.05(g), the Manager retains an outside service provider to supply certain services to the Program, including, but not limited to: tax reporting, custody, accounting and escrow services to the Program. Operating costs include this Fund's allocable share of the fees and expenses of such (or other) service provider, as well as the fees and expenses of any Manager Party which may provide such (or other) services in the futures.

SECTION 5.04. SERVICES TO THIS FUND. Any Manager Party may perform administrative services for this Fund, without such Manager Party waiving its fees for such services.


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SECTION 5.05. INTERESTED PARTIES. The fact that a Manager Party or an
Investor is directly or indirectly interested in or connected with this Fund or a related party with which or with whom this Fund has dealings, including but not limited to the Manager's sharing in the Management Fees paid and Performance Fee paid by this Fund to the Trading Advisor (such sharing to be effected either by the Trading Advisor making a direct payment to the Manager or by the Trading Advisor making payments to this Fund which are specially allocated to the Manager), the receipt or rebate of other advisory and/or management fees, brokerage commissions, "bid-ask" spreads, mark-ups or other expenses, shall not preclude such dealings or make them void or voidable; and neither this Fund nor any of the Investors shall have any rights in or to any such dealings or in or to any profits derived therefrom.

SECTION 5.06. EXCULPATION. The Manager Parties shall not be liable to this Fund or any Investor for any claims, costs, expenses, damages or losses arising out of or in connection with this Agreement, the Manager acting as manager of this Fund, this Fund in general or the offering of the Units, for any conduct undertaken or omitted in good faith, and in the belief that such conduct or omission was in, or not opposed to, the best interests of this Fund; provided, that such conduct or omission did not constitute gross negligence or intentional misconduct on the part of such Manager Party.

No Manager Party shall be liable to this Fund or any Investor for claims, costs, expenses, damages or losses due to circumstances beyond any Manager Party's control, or due to the negligence, dishonesty, bad faith or misfeasance of any third party chosen by a Manager Party in good faith.

In no respect by way of limiting the foregoing exculpatory provisions but rather by way of greater certainty, no Manager Party shall be liable to this Fund or any Investor for any actions or omissions of: (i) the Trading Advisor;
(ii) any broker, dealer or counterparty unaffiliated with Merrill Lynch chosen by a Manager Party in good faith; or (iii) any broker, dealer or counterparty chosen by the Trading Advisor.

Affiliates of the Manager will provide this Fund with futures brokerage, forward dealing and other counterparty and dealer services, and shall receive compensation in connection therewith.

SECTION 5.07. INDEMNIFICATION. This Fund shall indemnify and hold harmless the Manager Parties from and against any claims, costs, expenses, damages or losses (including, without limitation, from and against any judgment, settlement, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding) suffered or sustained by any of them by reason of the fact that a Manager Party is or was connected in any respect with this Fund; provided, that the conduct or omission which led to such claim, cost, expense, damage or loss met the standard of exculpation set forth in Section 5.06 above.

This Fund shall advance payments asserted by a Manager Party to be due under the preceding paragraph pending a final determination of whether such indemnification is, in fact, due; provided, that such Manager Party agrees in writing to return any amounts so advanced (without interest) in the event such indemnification is finally determined not to be due.

Whether or not a Manager Party is entitled to indemnification hereunder shall be determined by the judgment of independent counsel as to whether such Manager Party has reasonable grounds for asserting that indemnification is so due, unless otherwise determined by a court, arbitral tribunal or administrative forum.

In the event this Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Investor's activities, obligations or liabilities unrelated to this Fund's business, such Investor shall indemnify and reimburse this Fund for all loss and expense incurred, including attorneys' fees.

SECTION 5.08. INVESTORS' TRANSACTIONS. Nothing in this Agreement is intended to prohibit any Investor from buying, selling or otherwise transacting in securities, commodity interests, currency interests, swap agreements or other instruments for such Investor's own account, including commodity interests, currency interests, swap agreements, securities or other instruments which are the same as those held by this Fund.

SECTION 5.09. RELIANCE BY THIRD PARTIES. In dealing with the Manager acting on behalf of this Fund, no person shall be required to inquire into the authority of the Manager to bind this Fund. Persons dealing with this Fund shall also


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be entitled to rely on a certification by the Manager with regard to the authority of other persons to act on behalf of this Fund in any matter.

SECTION 5.10. REGISTRATION OF ASSETS. Any assets owned by this Fund may be registered in this Fund's name, in the name of a nominee or in "street name."

SECTION 5.11. LIMITATION ON AUTHORITY OF THE MANAGER. The Manager shall not have the authority without the consent of Investors holding more than 50% of the outstanding Units (by Net Asset Value) then held by Investors to:

      (a) do any act in contravention of this Agreement (other than pursuant to the Manager's authority to unilaterally amend this Agreement, as provided in Section 10.03);

      (b)   confess a judgment against this Fund; or

      (c) possess Fund property or assign rights to specific Fund property for other than a Fund purpose.

                                  ARTICLE VI
                            ADMISSION OF INVESTORS

SECTION 6.01. PROCEDURE AS TO NEW INVESTORS. The Manager may, as of the beginning of any calendar month (or as of such other times as the Manager may deem appropriate), admit one or more new Investors by issuing to such Investor Units of the appropriate Class; provided, however, that each such new investor to the Program shall execute and deliver an appropriate FuturesAccess Program Subscription and Exchange Agreement (unless a FuturesAccess Program Subscription and Exchange Agreement Signature Page has previously been accepted from such Investor and the Manager does not request a resubmission), and each Capital Contribution shall be accompanied by a FuturesAccess Program Subscription and Exchange Agreement Signature Page. This Fund may charge an Investor such amount as may be deemed appropriate by the Manager to compensate this Fund in the case of any Capital Contribution received by this Fund after the day as of which the new Investor is admitted to this Fund and such Investor's Units are deemed to have been issued.

Admission of a new Investor shall not result in a dissolution of this Fund.

SECTION 6.02. PROCEDURE AS TO NEW MANAGERS. One or more additional managers may be admitted to this Fund by the Manager, without the consent of any Investor, if, but only if, the additional manager or managers are affiliates of the Manager or successors to all or a material portion of the Manager's equity or assets. The Manager shall promptly notify the Investors of the admission of any such affiliated manager(s) (such notice need not, however, be prior notice). No manager which is not affiliated with the Manager may be admitted to this Fund without the consent of Investors holding more than 50% of the outstanding Units then held by Investors; provided, that the foregoing restriction shall not apply in the case of a sale of all or a material portion of the Manager's equity or assets.

                                  ARTICLE VII
                BOOKS OF ACCOUNT; AUDITS; REPORTS TO INVESTORS

SECTION 7.01. BOOKS OF ACCOUNT. Books of account of this Fund shall be maintained in accordance with generally accepted accounting principles under the accrual basis of accounting by or under the supervision of the Manager and shall be open to inspection by any Investor or such Investor's representative during regular business hours; provided, however, that such books and records shall only be available for inspection pursuant to a valid, non-commercial purpose related to an Investor's status as an Investor. This Fund's books of account shall not, however, include any record of the particular transactions entered into by this Fund.

SECTION 7.02. ANNUAL AUDIT. The accounts of this Fund shall be audited as of the close of each fiscal year by an independent public accounting firm (the "Accountant") selected by the Manager and in accordance with the applicable Commodity Futures Trading Commission regulations.


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The Manager or its agents shall cause to be prepared and mailed to each
Investor, including Investors who have redeemed all of their Units and withdrawn but who were Investors at any time during a fiscal year, audited financial statements and a report prepared by the Accountant, setting forth as of the end of such fiscal year:

      (a)   the assets and liabilities of this Fund;

      (b) the net capital appreciation or depreciation of this Fund for such fiscal year;

      (c) the Net Asset Value of this Fund as of the end of such fiscal year; and

      (d) the Net Asset Value per Unit of each Class as of the end of such fiscal year.

The Manager shall not be required to provide Investors with an annual audit in respect of any given year by any particular date in the following year, nor shall the Net Asset Value of the Units be audited as of any date other than the end of each fiscal year.

The Manager or its agents shall cause each Investor, including former Investors who were Investors at any time during such fiscal year, to be furnished with all information relating to this Fund necessary to enable such Investor to prepare such Investor's federal income tax return; provided, that all Investors acknowledge and agree that such information may initially be provided in the form of estimates pending completion of this Fund's audit for the year in question, and that Investors may be required to obtain extensions of the date by which their federal and state income tax returns must be filed. The Manager will have no liability to any Investor as a result of such Investor being required to obtain any such extensions.

SECTION 7.03. INTERIM REPORTS. From time to time, but no less frequently than monthly, the Manager shall cause to be prepared and delivered (at the expense of this Fund), to each Investor interim reports indicating this Fund's estimated results of operations and presenting such other matters concerning this Fund's operations as the Manager may deem appropriate as well as those required by the applicable Commodity Futures Trading Commission regulations. The estimated performance of this Fund will be available upon request to the Manager by any Investor.

                                 ARTICLE VIII
                             CONFLICTS OF INTEREST

SECTION 8.01. INVESTORS' CONSENT. Each Investor, by subscribing for Units, gives full and informed consent to the conflicts of interest to which the Manager Parties are subject in their operation of this Fund, as disclosed in the Confidential Program Disclosure Document and as contemplated herein (including without limitation Merrill Lynch acting as exclusive clearing broker and principal forward contract and swap dealer at rates and dealer spreads which have not been negotiated at arm's-length as well as the Manager sharing in the Management and Performance Fees paid to the Trading Advisor by this Fund) and covenants not to object to or bring any proceedings against any Manager Party relating to any such conflict of interest; provided, that such Manager Party complies with the standard of exculpation set forth in Section 5.06.

The Manager is hereby specifically authorized by all Investors to cause this Fund to use Merrill Lynch as this Fund's exclusive clearing broker and primary forward contract and swap counterparty, and all Investors acknowledge and agree that the brokerage rates and dealer spreads charged by Merrill Lynch to this Fund are higher than those charged to other Merrill Lynch clients; in addition, Merrill Lynch will retain significant additional economic benefit from possession of this Fund's assets.

                                  ARTICLE IX
                    DISSOLUTION AND WINDING UP OF THIS FUND

SECTION 9.01. EVENTS OF DISSOLUTION. This Fund will be dissolved, the affairs of this Fund will be wound up and this Fund will be liquidated upon the occurrence of any of the following events:


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      (a)   bankruptcy, dissolution, withdrawal or other termination of the last remaining manager of this Fund;

      (b) any event which would make unlawful the continued existence of this Fund; or

      (c) withdrawal of the Manager unless at such time there is at least one remaining manager.

Nothing in this Section 9.01 shall impair the right of Investors holding more than 50% of the outstanding Units then held by Investors to vote within 90 calendar days of any of the foregoing events of dissolution to continue this Fund on the terms set forth herein (if it is lawful to do so), and to appoint one or more managers for this Fund.

SECTION 9.02. DISSOLUTION. Upon the dissolution of this Fund, the Manager
(or, if the Manager has withdrawn, such other liquidator as the Investors may, by vote of more than 50% of the outstanding Units then held by Investors, select) shall wind up this Fund's affairs and, in connection therewith, shall distribute this Fund's assets in the following manner and order:

      (a) FIRST, to the payment and discharge of all claims of creditors of this Fund (including creditors who are Investors);

      (b) SECOND, to the establishment of such reserves as the Manager or such other liquidator, in its sole discretion, may consider reasonably necessary or appropriate for any losses, contingencies, liabilities or other matters of or relating to this Fund; provided, however, that if and when the Manager or such other liquidator, in its sole discretion, determines that the causes for such reserves have ceased to exist, the monies, if any, then held in reserve shall be distributed in the manner hereinafter provided; and

      (c) THIRD, after making all final allocations contemplated by Article II (and for such purposes treating the date of dissolution as if it were a December 31), to the distribution in cash of the remaining assets among the Investors in accordance with the positive balance in each such Investor's Closing Capital Account as of the last day of the Accounting Period in which this Fund's dissolution occurs.

                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

SECTION 10.01. INVESTORS NOT TO CONTROL. The Investors shall take no part in the conduct or control of this Fund's business and shall have no authority or power to act for or to bind this Fund.

SECTION 10.02. POWER OF ATTORNEY. Each Investor, by subscribing for Units, does hereby constitute and appoint the Manager, as such Investor's true and lawful representative and attorney-in-fact, with authority in such Investor's name, place and stead to make, execute, sign and file a Certificate of Formation of this Fund, any amendments thereto authorized herein, any amendments to this Agreement authorized herein, and all such other instruments, documents and certificates which may, from time to time, be required by the laws of the United States of America, the State of Delaware, the State of New Jersey, the State of New York or any other state or political subdivision in which the Manager shall determine that this Fund shall do business, to effectuate, implement and continue the valid existence of this Fund.

SECTION 10.03. AMENDMENTS; CONSENTS. This Agreement may not be modified or amended without the written consent of the Manager.

This Agreement may be modified or amended at any time with the consent of the Manager and by Investors holding more than 50% of the outstanding Units then held by Investors.

For all purposes of this Agreement, except as provided in the last paragraph of this Section 10.03, when the consent of Investors is required, the affirmative consent of Investors is not required; "negative consent" by failure to object in writing after reasonable notice of a proposed modification or amendment is sufficient -- 30 calendar days to be conclusively presumed to constitute "reasonable notice" for such purposes.


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The Manager may, without the consent of the Investors, modify or amend any provision of this Agreement for any of the following purposes:

      (a) to add to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection or benefit of Investors;

      (b) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or in the Confidential Program Disclosure Document;

      (c)   to cause the allocations contained in Article II to comply with
            Section 704 of the Code or any other statutory provisions or regulations relating to such allocations;

      (d) to provide for the issuance of new Classes of Units, or to amend the manner in which Units may be exchanged among funds in the Program or between different Classes of Units, provided that doing so is not adverse to outstanding Units (as contemplated by Section 10.14); or

      (e) to make any other change not materially adverse to the interests of the Investors.

Notwithstanding anything in this Section 10.03 to the contrary, without the affirmative written consent of each Investor affected thereby, no such modification or amendment shall: reduce the liabilities, obligations or responsibilities of the Manager (except that the Manager may take action to admit any person or entity which is an affiliate of the Manager as a substitute manager, and to provide for the Manager subsequently to withdraw from this Fund or to provide for the Manager to withdraw from this Fund without admitting any such substitute manager to this Fund); increase the liabilities of Investors; or reduce the participation of Investors in the profits and losses of this Fund or in any distributions made by this Fund as set forth herein.

SECTION 10.04. NOTICES. Any notice to this Fund or the Manager relating to this Agreement shall be in writing and delivered in person or by registered or certified mail and addressed to the Manager at the principal office of this Fund. All notices and reports sent to the Investors shall be addressed to each Investor at the address set forth in such Investor's FuturesAccess Program Subscription and Exchange Agreement (including the FuturesAccess Program Subscription and Exchange Agreement Signature Page). Any Investor may designate a new address by written notice to the Manager. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been given to this Fund or the Manager when actually received by the Manager, and to have been given to an Investor three business days after being deposited in a post office or regularly maintained mailbox or when delivered in person. The Manager may waive any notice requirement relating to notice to this Fund or to itself, but no such waiver shall constitute a continuing waiver.

SECTION 10.05. LEGAL EFFECT; MANNER OF EXECUTION. This Agreement shall be binding upon the Investors, the Manager and their respective permitted successors and assigns. This Agreement shall inure to the benefit of the foregoing parties as well as to the benefit of the Manager Parties.

This Agreement may be executed by power-of-attorney embodied in a FuturesAccess Program Subscription and Exchange Agreement (including the FuturesAccess Program Subscription and Exchange Agreement Signature Page) or similar instrument with the same effect as if the parties executing the FuturesAccess Program Subscription and Exchange Agreement (including the FuturesAccess Program Subscription and Exchange Agreement Signature Page) or similar instrument had all executed one counterpart of this Agreement; provided, that this Agreement may also be executed in separate counterparts.

SECTION 10.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE RIGHTS AND LIABILITIES OF THE INVESTORS SHALL BE AS PROVIDED IN THE DELAWARE LIMITED LIABILITY COMPANY ACT, EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.


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SECTION 10.07. CONSENT TO JURISDICTION. All controversies arising hereunder or in connection with the affairs of this Fund shall be brought in the state or federal courts located in New York, New York, and all Investors hereby irrevocably consent to such jurisdiction and venue.

SECTION 10.08. "TAX MATTERS PARTNER"; TAX ELECTIONS. The Manager is designated as the "Tax Matters Partner" for this Fund and shall be empowered to make or revoke any elections now or hereafter required or permitted to be made by the Code or any state or local tax law.

Each Investor, by subscribing for Units, agrees not to treat any tax item on such Investor's individual tax return in a manner inconsistent with the treatment of such item by this Fund, as reflected on the Schedule K-1 or other information statement furnished by this Fund to such Investor, or to file any claim for refund relating to any such Tax Item which would result in such inconsistent treatment.

SECTION 10.09. DETERMINATION OF MATTERS NOT PROVIDED FOR IN THIS AGREEMENT. The Manager shall be empowered to decide, in its good faith judgment, any questions arising with respect to this Fund or to this Agreement, and to provide for matters arising hereunder but which are not specifically set forth herein, as the Manager may deem to be in, or not opposed to, the best interests of this Fund.

SECTION 10.10. NO PUBLICITY. Each Investor agrees that such Investor will in no event provide information concerning this Fund to any third party, knowing that such third party may use such information in any form of publication, newsletter or circular, whether publicly or privately distributed. Each Investor's investment in this Fund, as well as the performance of such investment, shall be maintained on a strictly confidential basis; provided, that the Manager may make use of this Fund's performance record in the ordinary course of the Manager's business activities.

SECTION 10.11. SURVIVAL. The indemnity and exculpation provisions hereof, as well as the obligations to settle accounts, shall survive the withdrawal of any Investor as well as the dissolution of this Fund.

SECTION 10.12. WAIVERS. The Manager may waive any provision of this Agreement restricting the actions of Investors in respect of certain but not all Investors provided that doing so will have no adverse effect on other Investors.

SECTION 10.13. VOTING RIGHTS. In determining the number of Units entitled to vote or consent and the number of votes or consents needed for approval of any matter for which such a vote or consent is provided for herein, Units held by any Manager Party (including, without limitation, the Manager's Capital Account, if any, on a Unit-equivalent basis) shall not be counted.

SECTION 10.14.  ISSUANCE OF DIFFERENT CLASSES.

      (a) The Manager may, at any time and from time to time, issue different Classes of Units, and may adjust the allocation, voting and other provisions of this Agreement so as equitably to reflect the issuance of such additional Classes. The Manager may also alter the terms on which Units of any Class are sold, provided that doing so does not adversely affect existing Investors.

      (b) The fact that, for purposes of convenience, Units issued by this Fund shall be designated as being Units of different "Classes" shall in no respect imply that these Units constitute different classes of equity interests as opposed to simply being subject to different fees.

SECTION 10.15. COMPLIANCE WITH THE INVESTMENT ADVISERS ACT OF 1940; SECURITIES LAWS.

      (a) This Fund is not an "advisory client" of the Manager for purposes of the Investment Advisers Act of 1940 (the "Advisers Act") due to this Fund trading futures, forward and options contracts other than securities. Nevertheless, to the extent that any provision hereof may be construed in a manner inconsistent with the Advisers Act, it is the express intent of the Manager and the Investors that such provision be interpreted and applied ab initio so as to comply with the Advisers Act in all respects (even if doing so effectively amends the terms of this Agreement).


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      (b)   Nothing in this Agreement shall be deemed to constitute a waiver by any Investor of such Investor's rights under any federal or state securities laws.


                              *  *  *  *  *  *  *




















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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date on the cover page hereof by their respective representatives thereunto duly authorized.


INVESTORS:                                         MANAGER:

By:   Merrill Lynch Alternative Investments LLC    Merrill Lynch Alternative Investments LLC
      Attorney-in-Fact

By:   /s/ Steven B. Olgin                          By:  /s/ Steven B. Olgin
      -------------------                               -------------------
      Steven B. Olgin                                   Steven B. Olgin
      Vice President, Chief Operating Officer and       Vice President, Chief Operating
      Manager                                           Officer and Manager


















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